Exhibit 99.3

Entity 20

ULI (NORTH & EAST CHINA) COMPANY LIMITED

(Incorporated in Hong Kong with limited liability)

Directors’ Report and Audited Financial Statements

For the year ended 31 December 2020

ULI (NORTH & EAST CHINA) COMPANY LIMITED

REPORTS AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

1

ULI (NORTH & EAST CHINA) COMPANY LIMITED

DIRECTORS’ REPORT

The directors present their annual report together with the audited consolidated financial statements for the year ended 31 December 2020.

1.	PRINCIPAL ACTIVITIES

The principal activities of ULI (North & East China) Company Limited (the “Company”) are investment holding and the provision of air and ocean freight forwarding services in the People’s Republic of China.

The activities of its subsidiary are set out in note 13 to the financial statements.

2.	RESULTS AND APPROPRIATIONS

The results of the Group for the year ended 31 December 2020 are set out in the consolidated statement of profit or loss and other comprehensive income on page 6.

The directors have declared the interim dividend of USD7.33 (2019: USD12) per ordinary share totalling of USD1,100,000 (2019: USD1,800,000). The directors do not recommend the payment of final dividend (2019: USD Nil).

3.	DIRECTORS

(a)	Directors of the Company

The directors of the Company during the year and up to the date of this report were:

Mr. Sun Wen Chi, George

Mr. Lee Chi Tak, Richard

There is no provision in the Company’s Article of Association in connection with the retirement of directors, both directors continue in office for the following year.

(b)	Director of the Company’s subsidiary

During the year and up to the date of this report, Mr. Sun Wen Chi, George is also the director of a subsidiary of the Company.

4.	DIRECTORS’ MATERIAL INTERESTS IN TRANSACTIONS, ARRANGEMENTS AND CONTRACTS THAT ARE SIGNIFICANT IN RELATION TO THE GROUP’S BUSINESS

Save for disclosed in notes 8(b) and 25(b) to the consolidated financial statements, no other transactions, arrangements and contracts of significance to which the Company, its subsidiary, its fellow subsidiaries or its holding companies was a party and in which a director of the Company had a material interest, whether directly or indirectly, subsisted at the end of the year or at any time during the year.

2

ULI (NORTH & EAST CHINA) COMPANY LIMITED

DIRECTORS’ REPORT

5.	DIRECTORS’ INTERESTS IN THE SHARES UNDERLYING SHARES OF THE COMPANY OR ANY SPECIFIED UNDERTAKING OF THE COMPANY OR ANY OTHER ASSOCIATED CORPORATION

At no time during the year was the Company or its subsidiary was a party to any arrangement to enable the directors of the Company (including their spouse and children under 18 years of age) to hold any interests or short position in the shares or underlying shares in the Company or its specified undertakings or other associated corporations.

6.	MANAGEMENT CONTRACTS

No contracts concerning the management and administration of the whole or any substantial part of the business of the Company or its subsidiary was entered into or existed during the year.

7.	PERMITTED INDEMNITY PROVISIONS

At no time during the financial year and up to the date of this Directors’ Report, was there a permitted indemnity provision in force for the benefit of any of the directors of the Company (whether made by the Company or otherwise) or an associated company (if made by the Company).

8.	AUDITOR

The consolidated financial statements have been audited by RSM Hong Kong who retire and, being eligible, offer themselves for re-appointment.

On behalf of the Board

Lee Chi Tak, Richard

Hong Kong, 9 August 2021

3

INDEPENDENT AUDITOR’S REPORT

TO THE MEMBERS OF

ULI (NORTH & EAST CHINA) COMPANY LIMITED

(Incorporated in Hong Kong with limited liability)

Opinion

We have audited the consolidated financial statements of ULI (North & East China) Company Limited and its subsidiary (the “Group”) set out on pages 6 to 43, which comprise the consolidated statement of financial position as at 31 December 2020, and consolidated statement of profit or loss and other comprehensive income, consolidated statement of changes in equity and consolidated statement of cash flows for the year then ended, and notes to the consolidated financial statements, including a summary of significant accounting policies.

In our opinion, the consolidated financial statements give a true and fair view of the consolidated financial position of the Group as at 31 December 2020, and of its consolidated financial performance and its consolidated cash flows for the year then ended in accordance with International Financial Reporting Standards (“IFRSs”) issued by the International Accounting Standards Board (“IASB”) and Hong Kong Financial Reporting Standards (“HKFRSs”) issued by the Hong Kong Institute of Certified Public Accountants (“HKICPA”) and have been properly prepared in compliance with the Hong Kong Companies Ordinance.

Basis for Opinion

We conducted our audit in accordance with Hong Kong Standards on Auditing (“HKSAs”) issued by the HKICPA. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are independent of the Group in accordance with the HKICPA’s Code of Ethics for Professional Accountants (the “Code”), and we have fulfilled our other ethical responsibilities in accordance with the Code. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Other Information

The directors are responsible for the Other Information. The Other Information comprises all of the information included in the Directors’ Report other than the consolidated financial statements and our auditor’s report thereon.

Our opinion on the consolidated financial statements does not cover the Other Information and we do not express any form of assurance conclusion thereon.

4

INDEPENDENT AUDITOR’S REPORT

TO THE MEMBERS OF

ULI (NORTH & EAST CHINA) COMPANY LIMITED

(Incorporated in Hong Kong with limited liability)

Other Information (cont’d)

In connection with our audit of the consolidated financial statements, our responsibility is to read the Other Information and, in doing so, consider whether the Other Information is materially inconsistent with the consolidated financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated. If, based on the work we have performed, we conclude that there is a material misstatement of this Other Information, we are required to report that fact. We have nothing to report in this regard.

Responsibilities of Directors for the Consolidated Financial Statements

The directors are responsible for the preparation of the consolidated financial statements that give a true and fair view in accordance with IFRSs issued by the IASB, HKFRSs issued by the HKICPA and the Hong Kong Companies Ordinance, and for such internal control as the directors determine is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, the directors are responsible for assessing the Group’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the directors either intend to liquidate the Group or to cease operations, or have no realistic alternative but to do so.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. We report our opinion solely to you, as a body, in accordance with section 405 of the Hong Kong Companies Ordinance and for no other purpose. We do not assume responsibility towards or accept liability to any other person for the contents of this report.

Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with HKSAs will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

As part of an audit in accordance with HKSAs, we exercise professional judgment and maintain professional skepticism throughout the audit. We also: ‘

●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

5

INDEPENDENT AUDITOR’S REPORT

TO THE MEMBERS OF

ULI (NORTH & EAST CHINA) COMPANY LIMITED

(Incorporated in Hong Kong with limited liability)

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements (cont’d)

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by the directors.

●	Conclude on the appropriateness of the directors’ use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Group’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Group to cease to continue as a going concern.

●	Evaluate the overall presentation, structure and content of the consolidated financial statements, including the disclosures, and whether the consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

●	Obtain sufficient appropriate audit evidence regarding the financial information of the entities or business activities within the Group to express an opinion on the consolidated financial statements. We are responsible for the direction, supervision and performance of the group audit. We remain solely responsible for our audit opinion.

We communicate with the directors regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

By:	/s/ RSM Hong Kong

Certified Public Accountants

Hong Kong

9 August 2021

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ULI (NORTH & EAST CHINA) COMPANY LIMITED

CONSOLIDATED STATEMENT OF PROFIT OR LOSS

AND OTHER COMPREHENSIVE INCOME

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in United States dollars)

	Note	2020	2019
		USD	USD

Revenue		43,176,633	36,377,996

Freight costs	4	(38,145,675)	(31,871,573)

Gross profit		5,030,958	4,506,423

Other income	5	85,696	61,969
Other gains and losses - net exchange gains		87,163	163,992
Administrative expenses		(2,983,312)	(3,113,387)
Other operating expenses		(544,141)	(601,661)

Profit from operations		1,676,364	1,017,336

Finance costs - interest expense on lease liabilities		(3,870)	(5,959)

Profit before tax	6	1,672,494	1,011,377

Income tax expense	7	(1)	(1,406)

Profit for the year		1,672,493	1,009,971

Other comprehensive income for the year, net of tax

Exchange differences on translating foreign operation	10	77,013	(10,693)

Total comprehensive income for the year		1,749,506	999,278

The notes on pages 10 to 43 form part of these financial statements

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ULI (NORTH & EAST CHINA) COMPANY LIMITED

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

AT 31 DECEMBER 2020

(Expressed in United States dollars)

	Note	2020	2019
		USD	USD

Non-current assets

Property and equipment	11	98,969	160,307
Right-of-use assets	12	136,731	199,906
		235,700	360,213
Current assets

Trade receivables	14	4,013,705	1,534,608
Other receivables, deposits and prepayments	15	203,346	200,357
Amounts due from related parties	16	25,106	445,979
Cash and cash equivalents	17	1,670,749	1,383,553
		5,912,906	3,564,497
Current liabilities

Trade payables	18	2,233,649	1,252,783
Other payables and accrued expenses	18	860,105	234,913
Amount due to a related party	16	34,032	3,130
Current taxation		12,121	12,257
Lease liabilities	19	106,707	90,309
		3,246,614	1,593,392
Net current assets		2,666,292	1,971,105

Total assets net current liabilities		2,901,992	2,331,318

Non-current liabilities

Lease liabilities	19	33,644	112,476
		33,644	112,476
NET ASSETS		2,868,348	2,218,842

Capital and reserves

Share capital	20	150,000	150,000
Reserves		2,718,348	2,068,842

TOTAL EQUITY		2,868,348	2,218,842

Approved by the Board of Directors on 9 August 2021 and are signed on its behalf by:

Lee Chi Tak, Richard	Sun Wen Chi, George

The notes on pages 10 to 43 form part of these financial statements

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ULI (NORTH & EAST CHINA) COMPANY LIMITED

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in United States dollars)

		Attributable to owners of the Company
	Note	Share capital	Exchange reserves	Retained profits	Total equity
		USD	USD	USD	USD

Balance at 1 January 2019		150,000	(101,144)	2,970,708	3,019,564

Total comprehensive income for the year		-	(10,693)	1,009,971	999,278

Dividends paid	20(b)	-	-	(1,800,000)	(1,800,000)

Balance at 31 December 2019 and 1 January 2020		150,000	(111,837)	2,180,679	2,218,842

Total comprehensive income for the year		-	77,013	1,672,493	1,749,506

Dividends paid	20(b)	-	-	(1,100,000)	(1,100,000)

Balance at 31 December 2020		150,000	(34,824)	2,753,172	2,868,348

The notes on pages 10 to 43 form part of these financial statements

9

ULI (NORTH & EAST CHINA) COMPANY LIMITED

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in United States dollars)

	Note	2020	2019
		USD	USD
CASH FLOW FROM OPERATING ACTIVITIES

Profit before taxation
Adjustments for:		1,672,494	1,011,377
Interest income	5	(6,784)	(1,438)
Finance cost		3,870	5,959
Depreciation of right-of-use assets	6(b)	105,005	101,798
Depreciation of property and equipment	6(b)	68,507	68,564
COVID-19 Related rent concession received	12	(11,004)	-

Operating profit before changes in working capital		1,832,088	1,186,260

(Increase)/decrease in trade receivables		(2,479,097)	606,427
(Increase)/decrease in other receivables, deposits and prepayments		(2,989)	8,614
Change in amounts due from/to related parties		451,775	61,435
Increase/(decrease) in trade payables		980,866	(501,352)
Increase/(decrease) in other payables and accrued expenses		625,192	(34,196)

Cash generated from operations activities		1,407,835	1,327,188

Interest on lease liabilities		(3,870)	(5,959)
Income tax paid		(928)	(7,903)

Net cash generated from operating activities		1,403,037	1,313,326

CASH FLOW FROM INVESTING ACTIVITIES

Interest received		6,784	1,438

Net cash generated from investing activities		6,784	1,438

CASH FLOW FROM FINANCING ACTIVITIES

Principal elements of lease payments		(93,486)	(98,894)
Dividends paid	20(b)	(1,100,000)	(1,800,000)

Net cash used in financing activities		(1,193,486)	(1,898,894)

Net increase/(decrease) in cash and cash equivalents		216,335	(584,130)

Cash and cash equivalents at 1 January		1,383,553	1,969,752

Effect on foreign exchange rate changes		70,861	(2,069)

Cash and cash equivalents at 31 December	17	1,670,749	1,383,553

The notes on pages 10 to 43 form part of these financial statements

10

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in United States dollars)

1.	COMPANY INFORMATION

ULI (North & East China) Company Limited (the “Company”) was incorporated in Hong Kong with limited liability. The address of its registered office and principal place of business are Unit 05-06, 3/F., Tower 2, Enterprise Square, 9 Sheung Yuet Road, Kowloon Bay, Kowloon, Hong Kong and Room 1308, Tomson Commercial Building, 710 Dong Fan Road, Pu Dong, Shanghai 200122, People’s Republic of China, respectively.

The principal activities of the Company are investment holding and the provision of air and ocean freight forwarding services in the People’s Republic of China (“PRC”).

The principal activity and other particulars of its subsidiary (together with the Company collectively referred to as the “Group”) is set out in note 13 to the financial statements.

The consolidated financial statements are presented in United States dollars (“USD”), which is also the functional currency of the Company.

2.	SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of preparation

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRSs”) issued by the International Accounting Standards Board (“IASB”), Hong Kong Financial Reporting Standards (“HKFRS”) issued by the Hong Kong Institute of Certified Public Accountants (the “HKICPA”). These consolidated financial statements also comply with the applicable requirements of the Hong Kong Companies Ordinance (Cap. 622). Significant accounting policies adopted by the Group are disclosed below.

The IASB/HKICPA has issued certain new and revised IFRSs/HKFRSs that are first effective or available for early adoption for the current accounting period of the Group. Note 3 provides information on any changes in accounting policies resulting from initial application of these developments to the extent that they are relevant to the Group for the current and prior accounting periods reflected in these consolidated financial statements.

The consolidated financial statements for the year ended 31 December 2020 comprise the Company and its subsidiary.

The measurement basis used in the preparation of the consolidated financial statements is the historical cost basis. Historical cost is generally based on the fair value of the consideration given in exchange for assets.

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ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in United States dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(a)	Basis of preparation (cont’d)

The preparation of consolidated financial statements in conformity with IFRSs and HKFRSs requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

Judgements and estimates made by management in the application of IFRSs and HKFRSs that have significant effect on the consolidated financial statements are discussed in note 26.

(b)	Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries made up to 31 December. Subsidiaries are entities over which the Group has control. The Group controls an entity when it is exposed, or has rights, to variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. The Group has power over an entity when the Group has existing rights that give it the current ability to direct the relevant activities, i.e. activities that significantly affect the entity’s returns.

When assessing control, the Group considers its potential voting rights as well as potential voting rights held by other parties. A potential voting right is considered only if the holder has the practical ability to exercise that right.

Subsidiaries are consolidated from the date on which control is transferred to the Group. They are de-consolidated from the date the control ceases.

The gain or loss on the disposal of a subsidiary that results in a loss of control represents the difference between (i) the fair value of the consideration of the sale plus the fair value of any investment retained in that subsidiary and (ii) the Company’s share of the net assets of that subsidiary plus any remaining goodwill and any accumulated foreign currency translation reserve relating to that subsidiary.

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ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in United States dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(b)	Consolidation (cont’d)

Intragroup transactions, balances and unrealised profits are eliminated. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Group.

Non-controlling interests represent the equity in subsidiaries not attributable, directly or indirectly, to the Company. Non-controlling interests are presented in the consolidated statement of financial position and consolidated statement of changes in equity within equity. Non-controlling interests are presented in the consolidated statement of profit or loss and consolidated statement of profit or loss and other comprehensive income as an allocation of profit or loss and total comprehensive income for the year between the non-controlling shareholders and owners of the Company.

Profit or loss and each component of other comprehensive income are attributed to the owners of the Company and to the non-controlling shareholders even if this results in the non-controlling interests having a deficit balance.

Changes in the Company’s ownership interest in a subsidiary that do not result in a loss of control are accounted for as equity transactions (i.e. transactions with owners in their capacity as owners). The carrying amounts of the controlling and non-controlling interests are adjusted to reflect the changes in their relative interests in the subsidiary. Any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received is recognised directly in equity and attributed to the owners of the Company.

In the Company’s statement of financial position, an investment in a subsidiary is stated at cost less impairment loss, unless the investment is classified as held for sale (or included in a disposal group that is classified as held for sale).

(c)	Foreign currency translation

(i)	Functional and presentation currency

Items included in the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The consolidated financial statements are presented in United States dollars, which is the Company’s functional and presentation currency.

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ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in United States dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(c)	Foreign currency translation (cont’d)

(ii)	Transactions and balances in each entity’s financial statements

Transactions in foreign currencies are translated into the functional currency on initial recognition using the exchange rates prevailing on the transaction dates. Monetary assets and liabilities in foreign currencies are translated at the exchange rates at the end of each reporting period. Gains and losses resulting from this translation policy are recognised in profit or loss.

Non-monetary items that are measured at fair value in foreign currencies are translated using the exchange rates at the dates when the fair values are determined.

When a gain or loss on a non-monetary item is recognised in other comprehensive income, any exchange component of that gain or loss is recognised in other comprehensive income. When a gain or loss on a non-monetary item is recognised in profit or loss, any exchange component of that gain or loss is recognised in profit or loss.

(iii)	Translation on consolidation

The results and financial position of all the Group entities that have a functional currency different from the Company’s presentation currency are translated into the Company’s presentation currency as follows:

-	Assets and liabilities for each statement of financial position presented are translated at the closing rate at the date of that statement of financial position;

-	Income and expenses are translated at average exchange rates for the period (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the exchange rates on the transaction dates); and

-	All resulting exchange differences are recognised in other comprehensive income and accumulated in the foreign currency translation reserve.

On consolidation, exchange differences arising from the translation of monetary items that form part of the net investment in foreign entities are recognised in other comprehensive income and accumulated in the foreign currency translation reserve.

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ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in United States dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(d)	Property and equipment

Property and equipment are stated in the consolidated statement of financial position at cost less accumulated depreciation and accumulated impairment losses, if any.

Depreciation of property and equipment is calculated at rates sufficient to write off their costs less their residual values over the estimated useful lives on a straight-line basis. The principal annual rates are as follows:

- Leasehold improvements	25%
- Office equipment	20% - 25%
- Motor vehicles	20% - 25%

The residual values, useful lives and depreciation method are reviewed and adjusted, if appropriate, at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis.

(e)	Leases

At inception of a contract, the Group assesses whether the contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Control is conveyed where the customer has both the right to direct the use of the identified asset and to obtain substantially all of the economic benefits from that use. The Group as a lessee

Where the contract contains lease component(s) and non-lease component(s), the Group has elected not to separate non-lease components and accounts for each lease component and any associated non-lease components as a single lease component for all leases.

At the lease commencement date, the Group recognises a right-of-use asset and a lease liability, except for short-term leases that have a lease term of 12 months or less and leases of low-value assets which, for the Group are primarily copier. When the Group enters into a lease in respect of a low-value asset, the Group decides whether to capitalise the lease on a lease-by-lease basis. The lease payments associated with those leases which are not capitalised are recognised as an expense on a systematic basis over the lease term.

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ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in United States dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(e)	Leases (cont’d)

The Group as a lessee (cont’d)

Where the lease is capitalised, the lease liability is initially recognised at the present value of the lease payments payable over the lease term, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, using a relevant incremental borrowing rate. After initial recognition, the lease liability is measured at amortised cost and interest expense is calculated using the effective interest method. Variable lease payments that do not depend on an index or rate are not included in the measurement of the lease liability and hence are charged to profit or loss in the accounting period in which they are incurred.

The right-of-use asset recognised when a lease is capitalised is initially measured at cost, which comprises the initial amount of the lease liability plus any lease payments made at or before the commencement date, and any initial direct costs incurred. Where applicable, the cost of the right-of-use assets also includes an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, discounted to their present value, less any lease incentives received. The right-of-use asset is subsequently stated at cost less accumulated depreciation and impairment losses.

Right-of-use assets in which the Group is reasonably certain to obtain ownership of the underlying leased assets at the end of the lease term are depreciated from commencement date to the end of the useful life. Otherwise, right-of-use assets are depreciated on a straight-line basis over the shorter of its estimated useful life and the lease term.

When the Group obtains ownership of the underlying leased assets at the end of the lease term, upon exercising purchase options, the cost of the relevant right-of-use assets and the related accumulated depreciation and impairment loss are transferred to property, plant and equipment / the carrying amount of the relevant right-of-use asset is transferred to property, plant and equipment.

Refundable rental deposits paid are accounted under HKFRS 9 and initially measured at fair value. Adjustments to fair value at initial recognition are considered as additional lease payments and included in the cost of right-of-use assets.

The lease liability is remeasured when there is a change in future lease payments arising from a change in an index or rate, or there is a change in the Group’s estimate of the amount expected to be payable under a residual value guarantee, or there is a change arising from the reassessment of whether the Group will be reasonably certain to exercise a purchase, extension or termination option. When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

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ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in United States dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(e)	Leases (cont’d)

The Group as a lessee (cont’d)

The lease liability is also remeasured when there is a change in the scope of a lease or the consideration for a lease that is not originally provided for in the lease contract (“lease modification”) that is not accounted for as a separate lease. In this case the lease liability is remeasured based on the revised lease payments and lease term using a revised discount rate at the effective date of the modification. The only exceptions are any rent concessions which arose as a direct consequence of the COVID-19 pandemic and which satisfied the conditions set out in paragraph 46B of IFRS/HKFRS 16. In such cases, the Group took advantage of the practical expedient set out in paragraph 46A of IFRS/HKFRS 16 and recognised the change in consideration as if it were not a lease modification.

(f)	Recognition and derecognition of financial instruments

Financial assets and financial liabilities are recognised in the consolidated statement of financial position when the Group becomes a party to the contractual provisions of the instruments.

Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities at fair value through profit or loss) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognised immediately in profit or loss.

The Group derecognises a financial asset only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another entity. If the Group neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the Group recognises its retained interest in the asset and an associated liability for amounts it may have to pay. If the Group retains substantially all the risks and rewards of ownership of a transferred financial asset, the Group continues to recognise the financial asset and also recognises a collateralised borrowing for the proceeds received.

The Group derecognises financial liabilities when, and only when, the Group’s obligations are discharged, cancelled or have expired. The difference between the carrying amount of the financial liability derecognised and the consideration paid and payable, including any non-cash assets transferred or liabilities assumed, is recognised in profit or loss.

17

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in United States dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(g)	Financial assets

All regular way purchases or sales of financial assets are recognised and derecognised on a trade date basis. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the marketplace. All recognised financial assets are measured subsequently in their entirety at either amortised cost or fair value, depending on the classification of the financial assets.

Debt investments held by the Group are classified into the measurement as amortised cost, if the investment is held for the collection of contractual cash flows which represent solely payments of principal and interest. Interest income from the investment is calculated using the effective interest method.

(h)	Trade and other receivables

A receivable is recognised when the Group has an unconditional right to receive consideration. A right to receive consideration is unconditional if only the passage of time is required before payment of that consideration is due. If revenue has been recognised before the Group has an unconditional right to receive consideration, the amount is presented as a contract asset.

Receivables are stated at amortised cost using the effective interest method less allowance for credit losses.

(i)	Cash and cash equivalents

Cash and cash equivalents comprise cash at bank and on hand, demand deposits with banks and other financial institutions, and short-term, highly liquid investments that are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value, having been within three months of maturity at acquisition. Cash and cash equivalents are assessed for expected credit losses (“ECL”).

(j)	Financial liabilities and equity instruments

Financial liabilities and equity instruments are classified according to the substance of the contractual arrangements entered into the definitions of a financial liability and an equity instrument under IFRSs and HKFRSs. An equity instrument is any contract the evidences a residual interest in the assets of the Group, after deducting all of its liabilities. The accounting policies adopted for specific financial liabilities and equity instruments are set out below.

18

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in United States dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(k)	Trade and other payables

Trade and other payables are recognised initially at fair value, and are subsequently measured at amortised cost using the effective interest method unless the effect of discounting would be immaterial, in which case they are stated at cost.

(l)	Equity instruments

An equity instrument is any contract that evidence a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by the Company are recorded at the proceeds received, net of direct issue costs.

(m)	Employee benefits

(i)	Employee leave entitlements

Employee entitlements to annual leave and long service leave are recognised when they accrue to employees. A provision is made for the estimated liability for annual leave and long service leave as a result of services rendered by employees up to the end of the reporting period.

Employee entitlements to sick leave and maternity leave are not recognised until the time of leave.

(ii)	Pension obligations

The Group contributes to defined contribution retirement schemes which are available to all employees. Contributions to the schemes by the Group and employees are calculated as a percentage of employees’ basic salaries. The retirement benefit scheme cost charged to profit or loss represents contributions payable by the Group to the funds.

(iii)	Termination benefits

Termination benefits are recognised at the earlier of the dates when the Group can no longer withdraw the offer of those benefits, and when the Group recognises restructuring costs and involves the payment of termination benefits.

19

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in United States dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(n)	Taxation

Income tax represents the sum of the current tax and deferred tax.

The tax currently payable is based on taxable profit for the year. Taxable profit differs from profit recognised in profit or loss because of items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax is recognised on differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognised for all taxable temporary differences and deferred tax assets are recognised to the extent that it is probable that taxable profits will be available against which deductible temporary differences, unused tax losses or unused tax credits can be utilised. Such assets and liabilities are not recognised if the temporary difference arises from goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

Deferred tax liabilities are recognised for taxable temporary differences arising on investment in a subsidiary except where the Group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the asset is realised, based on tax rates that have been enacted or substantively enacted by the end of the reporting period. Deferred tax is recognised in profit or loss, except when it relates to items recognised in other comprehensive income or directly in equity, in which case the deferred tax is also recognised in other comprehensive income or directly in equity.

The measurement of deferred tax assets and liabilities reflects the tax consequences that would follow from the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Group intends to settle its current tax assets and liabilities on a net basis.

20

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in United States dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(o)	Impairment of non-financial assets

The carrying amounts of non-financial assets are reviewed at each reporting date for indications of impairment and where an asset is impaired, it is written down as an expense through the consolidated statement of profit or loss to its estimated recoverable amount. The recoverable amount is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. If this is the case, recoverable amount is determined for the cash-generating unit to which the asset belongs. Recoverable amount is the higher of value in use and the fair value less costs of disposal of the individual asset or the cash-generating unit.

Value in use is the present value of the estimated future cash flows of the asset / cash-generating unit. Present values are computed using pre-tax discount rates that reflect the time value of money and the risks specific to the asset / cash-generating unit whose impairment is being measured.

Impairment losses for cash-generating units are allocated first against the goodwill of the unit and then pro rata amongst the other assets of the cash-generating unit. Subsequent increases in the recoverable amount caused by changes in estimates are credited to profit or loss to the extent that they reverse the impairment.

(p)	Impairment of financial assets

The Group recognises a loss allowance for ECL on investments in debt instruments which are measured at amortised cost. The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition of the respective financial instrument.

The Group always recognises lifetime ECL for trade receivables. The expected credit losses on these financial assets are estimated using a provision matrix based on the Group’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current as well as the forecast direction of conditions at the reporting date, including time value of money where appropriate.

For all other financial instruments, the Group recognises lifetime ECL when there has been a significant increase in credit risk since initial recognition. However, if the credit risk on the financial instrument has not increased significantly since initial recognition, the Group measures the loss allowance for that financial instrument at an amount equal to 12-month ECL.

Lifetime ECL represents the ECL that will result from all possible default events over the expected life of a financial instrument. In contrast, 12-month ECL represents the portion of lifetime ECL that is expected to result from default events on a financial instrument that are possible within 12 months after the reporting date.

21

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in United States dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(p)	Impairment of financial assets (cont’d)

Significant increase in credit risk

In assessing whether the credit risk on a financial instrument has increased significantly since initial recognition, the Group compares the risk of a default occurring on the financial instrument at the reporting date with the risk of a default occurring on the financial instrument at the date of initial recognition. In making this assessment, the Group considers both quantitative and qualitative information that is reasonable and supportable, including historical experience and forward-looking information that is available without undue cost or effort. Forward-looking information considered includes the future prospects of the industries in which the Group’s debtors operate, obtained from economic expert reports, financial analysts, governmental bodies, relevant think-tanks and other similar organisations, as well as consideration of various external sources of actual and forecast economic information that relate to the Group’s core operations.

In particular, the following information is taken into account when assessing whether credit risk has increased significantly since initial recognition:

-	an actual or expected significant deterioration in the financial instrument’s external (if available) or internal credit rating;
-	significant deterioration in external market indicators of credit risk for a particular financial instrument;
-	existing or forecast adverse changes in business, financial or economic conditions that are expected to cause a significant decrease in the debtor’s ability to meet its debt obligations;
-	an actual or expected significant deterioration in the operating results of the debtor;
-	significant increases in credit risk on other financial instruments of the same debtor;
-	an actual or expected significant adverse change in the regulatory, economic, or technological environment of the debtor that results in a significant decrease in the debtor’s ability to meet its debt obligations.

Irrespective of the outcome of the above assessment, the Group presumes that the credit risk on a financial asset has increased significantly since initial recognition when contractual payments are more than 30 days past due, unless the Group has reasonable and supportable information that demonstrates otherwise.

22

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in United States dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(p)	Impairment of financial assets (cont’d)

Significant increase in credit risk (cont’d)

Despite the foregoing, the Group assumes that the credit risk on a financial instrument has not increased significantly since initial recognition if the financial instrument is determined to have low credit risk at the reporting date. A financial instrument is determined to have low credit risk if:

(i)	the financial instrument has a low risk of default,
(ii)	the debtor has a strong capacity to meet its contractual cash flow obligations in the near term, and
(iii)	adverse changes in economic and business conditions in the longer term may, but will not necessarily, reduce the ability of the borrower to fulfil its contractual cash flow obligations.

The Group considers a financial asset to have low credit risk when the asset has external credit rating of “investment grade” in accordance with the globally understood definition or if an external rating is not available, the asset has an internal rating of “performing”. Performing means that the counterparty has a strong financial position and there is no past due amounts.

The Group regularly monitors the effectiveness of the criteria used to identify whether there has been a significant increase in credit risk and revises them as appropriate to ensure that the criteria are capable of identifying significant increase in credit risk before the amount becomes past due.

Definition of default

The Group considers the following as constituting an event of default for internal credit risk management purposes as historical experience indicates that receivables that meet either of the following criteria are generally not recoverable.

-	when there is a breach of financial covenants by the counterparty; or
-	information developed internally or obtained from external sources indicates that the debtor is unlikely to pay its creditors, including the Group, in full (without taking into account any collaterals held by the Group).

Irrespective of the above analysis, the Group considers that default has occurred when a financial asset is more than 180 days past due unless the Group has reasonable and supportable information to demonstrate that a more lagging default criterion is more appropriate.

23

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in United States dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(p)	Impairment of financial assets (cont’d)

Credit-impaired financial assets

A financial asset is credit-impaired when one or more events that have a detrimental impact on the estimated future cash flows of that financial asset have occurred. Evidence that a financial asset is credit-impaired includes observable data about the following events:

-	significant financial difficulty of the issuer or the counterparty;
-	a breach of contract, such as a default or past due event;
-	the lender(s) of the counterparty, for economic or contractual reasons relating to the counterparty’s financial difficulty, having granted to the counterparty a concession(s) that the lender(s) would not otherwise consider; or
-	it is becoming probable that the counterparty will enter bankruptcy or other financial reorganization; or
-	the disappearance of an active market for that financial asset because of financial difficulties.

Write-off policy

The Group writes off a financial asset when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery, including when the debtor has been placed under liquidation or has entered into bankruptcy proceedings, or in the case of trade receivables, when the amounts are over two years past due, whichever occurs sooner. Financial assets written off may still be subject to enforcement activities under the Group’s recovery procedures, taking into account legal advice where appropriate. Any recoveries made are recognised in profit or loss.

Measurement and recognition of ECL

The measurement of expected credit losses is a function of the probability of default, loss given default (i.e. the magnitude of the loss if there is a default) and the exposure at default. The assessment of the probability of default and loss given default is based on historical data adjusted by forward-looking information as described above. As for the exposure at default, for financial assets, this is represented by the assets’ gross carrying amount at the reporting date; together with any additional amounts expected to be drawn down in the future by default date determined based on historical trend, the Group’s understanding of the specific future financing needs of the debtors, and other relevant forward-looking information.

24

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in United States dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(p)	Impairment of financial assets (cont’d)

Measurement and recognition of ECL (cont’d)

For financial assets, the expected credit loss is estimated as the difference between all contractual cash flows that are due to the Group in accordance with the contract and all the cash flows that the Group expects to receive, discounted at the original effective interest rate.

If the Group has measured the loss allowance for a financial instrument at an amount equal to lifetime ECL in the previous reporting period, but determines at the current reporting date that the conditions for lifetime ECL are no longer met, the Group measures the loss allowance at an amount equal to 12-month ECL at the current reporting date, except for assets for which simplified approach was used.

The Group recognises an impairment gain or loss in profit or loss for all financial instruments with a corresponding adjustment to their carrying amount through a loss allowance account, and does not reduce the carrying amount of the financial asset in the statement of financial position.

(q)	Provisions and contingent liabilities

Provisions are recognised for liabilities of uncertain timing or amount when the Group has a legal or constructive obligation arising as a result of a past event, it is probable that an outflow of economic benefits will be required to settle the obligation and a reliable estimate can be made. Where the time value of money is material, provisions are stated at the present value of the expenditure expected to settle the obligation.

Where it is not probable that an outflow of economic benefits will be required, or the amount cannot be estimated reliably, the obligation is disclosed as a contingent liability, unless the probability of outflow of economic benefits is remote. Possible obligations, whose existence will only be confirmed by the occurrence or non-occurrence of one or more future events are also disclosed as contingent liabilities unless the probability of outflow of economic benefits is remote.

(r)	Revenue and other income

Revenue from the provision of freight forwarding services is recognised when control of the cargoes has transferred, being when the cargoes have been delivered to the customer’s specific location (delivery). Following delivery, the customer has the primary responsibility on delivering the cargoes and bears the risks and loss in relation to the cargoes. A receivable is recognised by the Group when the cargoes are delivered to the customer as this represents the point in time at which the right to consideration becomes unconditional, as only the passage of time is required before payment is due.

25

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in United States dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(r)	Revenue and other income (cont’d)

Management fee income is recognised based on the state of completion of the contract. Payment for management services is not due from the customer until the management services are complete and therefore a contract asset is recognised over the period in which the management services are performed representing the entity’s right to consideration for the services performed to date.

Interest income is recognised as it accrues using the effective interest method. For financial assets measured at amortised cost or fair value through other comprehensive income (recycling) that are not credit-impaired, the effective interest rate is applied to the gross carrying amount of the asset. For credit impaired financial assets, the effective interest rate is applied to the amortised cost (i.e. gross carrying amount net of loss allowance) of the asset.

3.	ADOPTION OF NEW AND REVISED INTERNATIONAL/HONG KONG FINANCIAL REPORTING STANDARDS

(a)	Application of new and revised IFRSs/HKFRSs

The Group has applied the Amendments to Reference to the Conceptual Framework in IFRS/HKFRS Standards and the following amendments to IFRSs/HKFRSs issued by the IASB/HKICPA for the first time, which are mandatorily effective for the annual period beginning on or after 1 January 2020 for the preparation of the consolidated financial statements:

Amendments to IAS/HKAS 1 and IAS/HKAS 8	Definition of Material
Amendments to IFRS/HKFRS 3	Definition of a Business
Amendments to IFRS/HKFRS 9, IAS/HKAS 39 and IFRS/HKFRS 7	Interest Rate Benchmark Reform

In addition, the Group has early applied the Amendments to IFRS/HKFRS 16, COVID-19 Related Rent Concessions.

Except as described below, the application of the Amendments to References to the Conceptual Framework in IFRS/HKFRS Standards and the amendments to IFRSs/HKFRSs in the current year had no material impact on the Group’s financial positions and performance for the current and prior years and/or on the disclosures set out in these consolidated financial statements.

26

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in United States dollars)

3.	ADOPTION OF NEW AND REVISED INTERNATIONAL/HONG KONG FINANCIAL REPORTING STANDARDS (CONT’D)

(a)	Application of new and revised IFRSs/HKFRSs (cont’d)

Amendment to IFRS/HKFRS 16, COVID-19-Related Rent Concessions

The amendment provides a practical expedient that allows a lessee to by-pass the need to evaluate whether certain qualifying rent concessions occurring as a direct consequence of the COVID-19 pandemic (“COVID-19 Related Rent Concessions”) are lease modifications and, instead, account for those rent concessions as if they were not lease modifications.

The Group has elected to early adopt the amendments and applies the practical expedient to all qualifying COVID-19 Related Rent Concessions granted to the Group during the year. Consequently, rent concessions received have been accounted for as negative variable lease payments recognised in profit or loss in the period in which the event or condition that triggers those payments occurred (see note 12). There is no impact on the opening balance of equity at 1 January 2020.

(b)	New and revised IFRSs/HKFRSs in issue but not yet effective

Other than the amendments to IFRS/HKFRS 16, COVID-19 Related Rent Concessions, the Group has not applied any new and revised IFRSs/HKFRSs that have been issued but are not yet effective for the financial year beginning 1 January 2020. These new and revised IFRSs/HKFRSs include the following which may be relevant to the Group.

Effective for accounting periods beginning on or after

Amendments to IFRS/HKFRS 9, IAS/HKAS 39, IFRS/HKFRS 7, IFRS/HKFRS 4 and IFRS/HKFRS 16 Interest Rate Benchmark Reform - Phase 2	1 January 2021

Amendments to IFRS/HKFRS 3 Reference to the Conceptual Framework	1 January 2022

Amendments to IAS/HKAS 16 Property, plant and equipment: proceeds before intended use	1 January 2022

Annual Improvements to IFRSs/HKFRSs 2018 - 2020 Cycle	1 January 2022

Amendments to IAS/HKAS 1 Classification of liabilities as current or non-current	1 January 2023

The Group is in the process of making an assessment of what the impact of these amendments and new standards is expected to be in the period of initial application. So far it has concluded that the adoption of them is unlikely to have a significant impact on the consolidated financial statements.

27

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in United States dollars)

4.	REVENUE

The principal activities of the Group are investment holding and the provision of air and ocean freight forwarding services in the PRC. The subsidiary is principally engaged in the provision of air and ocean freight forwarding services in the PRC.

Revenue represents gross invoiced freight income and recognised at a point in time for the year.

5.	OTHER INCOME

	2020	2019
	USD	USD
Bank interest income	6,784	1,438
Sundry income	78,912	60,531
	85,696	61,969

6.	PROFIT BEFORE TAXATION

Profit before taxation is arrived at after charging:

		2020	2019
		USD	USD
(a)	Staff costs (including directors’ remuneration) (note 8):
	- Salaries and allowances	2,474,368	2,336,909
	- Retirement scheme contributions	264,566	481,917
		2,738,934	2,818,826

(b)	Other items:
	Auditor’s remuneration	11,994	11,773
	Depreciation of property and equipment	68,507	68,564
	Depreciation of right-of-use assets	105,005	101,798
	Rental charges under operating leases in respect of land and buildings	226,579	267,562

28

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in United States dollars)

7.	INCOME TAX EXPENSE

(a)	Income tax has been recognised in profit or loss as following:

	2020	2019
	USD	USD
Current tax - PRC
Provision for the year	-	1,406
Under-provision in prior years	1	1
	1	1,406

No provision for Hong Kong Profits Tax is required since the Company’s income is derived from overseas sources which is not liable to Hong Kong Profits Tax.

Taxation for PRC subsidiary is charged at the appropriate current rates of taxation ruling in the relevant tax jurisdictions.

(b)	Reconciliation between income tax expense and accounting profit at applicable tax rates:

	2020	2019
	USD	USD
Profit before taxation	1,672,494	1,011,377

Tax at the PRC Enterprise Income Tax of 25% (2019: 25%)	418,123	252,844
Tax effect of non-taxable income	(8,915,489)	(480,790)
Tax effect of non-deductible expenses	8,472,534	232,316
Tax effect of tax losses not recognised	24,832	-
Tax concession	-	(3,664)
Under-provision in prior years	1	700

Income tax expense	1	1,406

8.	BENEFITS AND INTERESTS OF DIRECTORS

(a)	Directors emoluments

	2020	2019
	USD	USD
Directors’ fees Salaries and allowances	338,542	265,102
	338,542	265,102

29

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in United States dollars)

8.	BENEFITS AND INTERESTS OF DIRECTORS (CONT’D)

(b)	Directors’ material interests in transactions, arrangements or contracts

Identity of related parties	Nature of related party relationship	Type of transactions	Volume of transactions
			US$
Unique Freight Solutions (S) Pte.Ltd	Related Company	Freight income received	3,259
		Freight charges paid	13,677

Shenzhen Unique Logistics International Limited	Related Company	Freight income received	2,914
		Freight charges paid	100,496

Unique Logistics (Korea) Co., Ltd	Related Company	Freight income received	1,920
		Freight charges paid	523

Unique Logistics International (ATL) LLC	Related Company	Freight income received	1,000,921
Unique Logistics International (BOS) Inc.	Related Company	Freight income received	953,689
Unique Logistics International (HK) Limited	Related Company	Freight income received	149,825
		Management fee income received	45,600

Unique Logistics International (India) Private Limited	Related Company	Freight charges paid	21,655
Unique Logistics International (NYC) LLC	Related Company	Freight income received	1,452,433
		Freight charges paid	7,836
Unique Logistics International (Vietnam) Co., Ltd.	Related Company	Freight income received	10,595
		Freight charges paid	1,233
Asia Freight Solutions (HK) Limited	Related Company	Freight income received	23,069
		Freight charges paid	266
PT. Unique Logistics International Indonesia	Related Company	Freight income received	3,935
TGF Unique Limited	Related Company	Freight income received	173,250
Unique Logistics International (LAX) Inc.	Related Company	Freight income received	183,603
		Freight charges paid	2,285
ULI International Company Limited	Related Company	Freight income received	14,085
		Freight charges paid	266,213
Unique International Logistics (M) Sdn. Bhd.	Related Company	Freight income received	40,915
Unique Logistics International (Thailand) Co., Ltd.	Related Company	Freight income received	9,090
		Freight charges paid	174
Unique Logistics International (Philippines) Inc.	Related Company	Freight income received	462
孫文琪、劉曙光	Shareholder	Rental expenses	205,289
孫文琪	Shareholder	Management fee	36,000
Unique Logistics Holdings Limited	Shareholder	Management fee	12,339
劉曙光	Close member of shareholder	Salaries	29,052

Save for contracts amongst group companies and the aforementioned transactions, no other transactions, arrangements and contracts to which the Company was a party and in which a director of the Company and other director’s connected party had a material interest, whether directly or indirectly, subsisted at the end of the year or at any time during the year.

30

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in United States dollars)

9.	PROFIT ATTRIBUTABLE TO SHAREHOLDERS

The profit attributable to shareholders is dealt with in the financial statements of the Company to the extent of USD1,772,460 (2019: USD995,354).

10.	OTHER COMPREHENSIVE INCOME FOR THE YEAR

Tax effects relating to each component of other comprehensive income are as follow:

	2020			2019
	Before tax amount	Tax expense	Net-of-tax amount	Before tax amount	Tax expense	Net-of-tax amount
	USD	USD	USD	USD	USD	USD

Exchange differences on translation of financial statements of overseas subsidiary	77,013	-	77,013	(10,693)	-	(10,693)

11.	PROPERTY AND EQUIPMENT

	Leasehold	Office	Motor
	improvements	equipment	vehicles	Total
	USD	USD	USD	USD
Cost:

At 1 January 2019	90,283	172,847	437,726	700,856
Additions
Disposals	-	(12,826)	-	(12,826)
Exchange alignment	-	(347)	(2,884)	(3,231)
At 31 December 2019 and
1 January 2020	90,283	159,674	434,842	684,799
Exchange alignment	-	2,682	22,291	24,973
At 31 December 2020	90,283	162,356	457,133	709,772

Accumulated depreciation:

At 1 January 2019	90,283	144,222	236,056	470,561
Charge for the year	-	7,127	61,437	68,564
Disposals	-	(12,826)	-	(12,826)
Exchange alignment	-	(158)	(1,649)	(1,807)
At 31 December 2019 and
1 January 2020	90,283	138,365	295,844	524,492
Charge for the year	-	6,894	61,613	68,507
Exchange alignment	-	1,608	16,196	17,804
At 31 December 2020	90,283	146,867	373,653	610,803

Carrying value:

At 31 December 2020	-	15,489	83,480	98,969
At 31 December 2019	-	21,309	138,998	160,307

31

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in United States dollars)

12.	RIGHT-OF-USE ASSETS

Leased properties
USD
At 1 January 2019 5,605 Additions	297,803
Depreciation	(101,798)
Exchange differences	(1,704)

At 31 December 2019 and 1 January 2020	199,906
Modifications	33,986
Depreciation	(105,005)
Exchange differences	7,844

At 31 December 2020	136,731

Lease liabilities of USD140,351 are recognised with related right-of-use assets of USD136,731 as at 31 December 2020. The lease agreements do not impose any covenants other than the security interests in the leased assets that are held by the lessor. Leased assets may not be used as security for borrowing purposes.

	2020	2019
	USD	USD
Depreciation expenses on right-of-use assets	105,005	101,783
Interest expense on lease liabilities (included in finance costs)	3,870	5,959
Expenses relating to short-term lease (included in administrative expenses)	222,004	199,291
Expenses relating to lease of low value assets	473	1,060
COVID-19 related rent concessions received	11,004	-

Details of total cash outflow for leases is set out in note 21(b).

As disclosed in note 3, the Group has early adopted the Amendments to IFRS/HKFRS 16: COVID-19 Related Rent Concessions, and applied the practical expedient introduced by the Amendments to all eligible rent concessions received by the Group during the period. Further details are disclosed below.

For both years, the Company leases various offices for its operations. Lease contracts are entered into for fixed average terms ranging from 1 to 5 years (2019: 1 to 5 years). Lease terms are negotiated on an individual basis and contain a wide range of different terms and conditions. In determining the lease term and assessing the length of the non-cancellable period, the Company applies the definition of a contract and determines the period for which the contract is enforceable.

32

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in United States dollars)

13.	INVESTMENT IN A SUBSIDIARY

Details of a subsidiary as at 31 December 2020 are as follows:

Company	Place of incorporation	Particulars of issued/ paid up capital	Direct percentage of interest in ownership/ voting power	Principal activities
Unique Logistics International (Shanghai) Co., Ltd.	PRC	Paid up capital of USD1,150,000	100%	Provision of freight Forwarding services

14.	TRADE RECEIVABLES

All trade receivables are expected to be recovered within one year.

(a)	Foreign currency

Included in trade receivables are the following amounts denominated in currencies other than the Group’s functional currency:

	2020	2019
	USD	USD

Renminbi	539,661	140,398
Hong Kong dollars	(252)	-

(b)	Impairment of trade receivables

At 31 December 2020, the Group did not have any impaired receivables. The Group did not hold any collateral over this balance.

(c)	Trade receivables that are not impaired

Receivables that were neither past due nor impaired relate to wide range of customers for whom there was no recent history of default.

Receivables that were past due but not impaired related a number of independent customers that have a good track record with the Group. Based on past experience, management believes that no loss allowance for ECL is necessary in respect of these balances as there has not been a significant change in credit quality and the balances are considered fully recoverable. The Group does not hold any collateral over these balances.

Included in trade receivables are amounts due from related companies of USD1,756,829 (2019: USD464,137).

33

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in United States dollars)

15.	OTHER RECEIVABLES, DEPOSITS AND PREPAYMENTS

All other receivables, deposits and prepayments are expected to be recovered or recognised as expense within one year.

16.	AMOUNTS DUE FROM/TO RELATED PARTIES

	2020	2019
	USD	USD
Amounts due from related parties
- Related companies	25,106	68,677
- Director	-	377,302
	25,106	445,979
Amounts due to a related party
- Related company	4,187	3,130
- Director	29,845	-
	34,032	3,130

The balances with related parties are in nature of current accounts, unsecured, interest free and have no fixed terms of repayment.

17.	CASH AND CASH EQUIVALENTS

Cash and cash equivalents represent cash at bank and on hand. Cash at bank earns interest at floating interest rates based on daily bank deposits rates.

18.	TRADE AND OTHER PAYABLES AND ACCRUED EXPENSES

Trade and other payables and accrued expenses are expected to be settled within one year.

Included in trade and other payables and accrued expenses are the following amounts denominated in currencies other than the Group’s functional currency:

	2020	2019
	USD	USD
Renminbi	1,948,931	1,034,631

34

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in United States dollars)

19.	LEASE LIABILITIES

	Minimum lease payments		Present value of minimum lease payments
	2020	2019	2020	2019
	USD	USD	USD	USD

Within one year	107,687	93,585	106,707	90,309
In the second to fifth years, inclusive	33,644	113,316	33,644	112,476
	141,331	206,901	140,351	202,785
Less: Future finance charges	(980)	(4,116)	N/A	N/A

Present value of lease obligations	140,351	202,785	140,351	202,785
Less: Amount due for settlement within 12 months (shown under current liabilities)			(106,707)	(90,309)

Amount due for settlement after 12 months			33,644	112,476

20.	CAPITAL, RESERVES AND DIVIDEND

(a)	Share capital

	2020		2019
	Number of shares	Amount USD	Number of shares	Amount USD

Ordinary shares, issued and fully paid At 1 January and 31 December	150,000	150,000	150,000	150,000

The holders of ordinary shares are entitled to receive dividends as declared from time to time and are entitled to one vote per share at meetings of the Company. All ordinary shares rank equally with regard to the Company’s residual assets.

(b)	Dividends

	2020		2019
	USD per share	USD	USD per share	USD

Ordinary dividends paid - interim dividend in respect of the current financial year approved and paid during the year	7.33	1,100,000	12.00	1,800,000

35

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in United States dollars)

20.	CAPITAL, RESERVES AND DIVIDEND (CONT’D)

(c)	Capital management

Capital comprises share capital and reserve stated in the statement of financial position. The Group’s objective when managing capital is to safeguard its ability to continue as a going concern, so that it can continue to provide returns for shareholders.

The Group manages capital by regularly monitoring its current and expected liquidity requirements rather than using debt/equity ratio analysis.

The Group is not subject to either internally or externally imposed capital requirements.

21.	NOTES TO THE CONSOLIDATED STATEMENT OF CASH FLOWS

(a)	Reconciliation of liabilities arising from financing activities

The table below details changes in the Group’s liabilities arising from financing activities, including both cash and non-cash changes. Liabilities arising from financing activities are those for which cash flows were, or future cash flows will be, classified in the Group’s statement of cash flows as cash flows from financing activities.

	1 January 2020	Cash flows	Exchange difference	Interest expenses	Modifications of right-of- use assets	31 December 2020
	USD	USD	USD	USD	USD	USD

Lease liabilities (note 21)	202,785	(108,360)	8,070	3,870	33,986	140,351

	1 January 2019	Impact on initial application of HKFRS 16	Restated as at 1 January 2019	Cash flows	Exchange difference	Interest expenses	Additions of right-of-use assets	31 December 2019
	USD	USD	USD	USD	USD	USD	USD	USD

Lease liabilities (note 21)	-	5,605	5,605	(104,853)	(1,729)	5,959	297,803	202,785

(b)	Total cash outflow for leases

Amounts included in the statement of cash flows for leases comprise the following:

	2020	2019
	USD	USD

Within operating cash flows	3,870	5,959
Within financing cash flows	93,486	98,894
	97,356	104,853

These amounts related to the following:

	2020	2019
	USD	USD

Lease rental paid	97,356	104,853

36

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in United States dollars)

22.	STATEMENT OF FINANCIAL POSITION AND RESERVE MOVEMENT OF THE COMPANY

(a)	Statement of financial position of the Company

	2020	2019
	USD	USD

Non-current assets

Investment in a subsidiary	1,150,008	1,150,008
Property and equipment	50	135
Right-of-use asset	-	6,219
	1,150,058	1,156,362
Current assets

Trade receivables	3,648,717	1,386,741
Other receivables, deposits and prepayments	18,250	18,821
Amounts due from a subsidiary	157,693	17,863
Amounts due from related parties	25,106	445,020
Cash and cash equivalents	1,065,655	760,926
	4,915,421	2,629,371
Current liabilities

Trade payables	2,360,189	1,400,156
Other payables and accrued expenses	830,763	208,069
Due to related parties	34,032	3,130
Lease liabilities	-	6,343
	3,224,984	1,617,698
Net current assets	1,690,437	1,011,673

NET ASSETS	2,840,495	2,168,035

Capital and reserves

Share capital	150,000	150,000
Reserves	2,690,495	2,018,035

TOTAL EQUITY	2,840,495	2,168,035

Approved by the Board of Directors on 9 August 2021 and are signed on its behalf by:

Lee Chi Tak, Richard	Sun Wen Chi, George

37

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in United States dollars)

22.	STATEMENT OF FINANCIAL POSITION AND RESERVE MOVEMENT OF THE COMPANY (CONT’D)

(b)	Reserve movement of the Company

	Share	Retained	Total
	capital	profits	equity
	USD	USD	USD

Balance at 1 January 2019	150,000	2,822,681	2,972,681
Total comprehensive income for the year	-	995,354	995,354
Dividends paid	-	(1,800,000)	(1,800,000)

Balance at 31 December 2019	150,000	2,018,035	2,168,035
Total comprehensive income for the year	-	1,772,460	1,772,460
Dividends paid	-	(1,100,000)	(1,100,000)

Balance at 31 December 2020	150,000	2,690,495	2,840,495

23.	RESERVES

(a)	Group

The amounts of the Group’s reserves and movements therein are presented in the consolidated statement of comprehensive income and consolidated statement of changes in equity.

(b)	Nature and purpose of reserves

(i)	Exchange reserve

The exchange reserve comprises all foreign exchange differences arising from the translation of the financial statements of foreign operations. The reserve is dealt with in accordance with accounting policies set out in note 2(c).

38

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in United States dollars)

23.	RESERVES (CONT’D)

(b)	Nature and purpose of reserves (cont’d)

(ii)	Statutory reserve

Pursuant to the laws and regulations governing the PRC enterprises, the Group’s PRC subsidiary, which is a wholly foreign-owned enterprise, is required to allocate at least 10% of their after-tax profit but before dividend distribution to the statutory reserve until the reserve has reached 50% of their registered capital. The statutory reserve can only be used, upon approval by the relevant authority, to offset accumulated losses or increase capital. No appropriation was made to statutory reserve as the retained earnings of the PRC subsidiary was RMB0.4 million (2019: RMB1 million), respectively. The enterprise expansion fund can only be used to increase capital upon approval by the relevant authority. Appropriation to enterprise expansion fund is at the discretion of the board of directors of the PRC subsidiary. No appropriation was made to expansion fund during the year ended 31 December 2020 (2019: Nil).

24.	FINANCIAL RISK MANAGEMENT AND FAIR VALUES

Exposure to credit, liquidity, foreign currency and interest rate risks arises in the normal course of the Group’s business. The Group’s exposure to these risks and the financial risk management policies and practices are described below.

(a)	Credit risk

Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. The Group is exposed to credit risk from its operating activities (primarily trade receivables) and from its financing activities, including deposits with banks and financial institutions, foreign exchange transactions and other financial instruments. The Group’s exposure to credit risk arising from cash and cash equivalents is limited because the counterparties are banks and financial institutions with high credit-rating assigned by international credit-rating agencies, for which the Group considers to have low credit risk.

Trade receivables

Customer credit risk is managed by each business unit subject to the Group’s established policy, procedures and control relating to customer credit risk management. Individual credit evaluations are performed on all customers requiring credit over a certain amount. These evaluations focus on the customer’s past history of making payments when due and current ability to pay, and take into account information specific to the customer as well as pertaining to the economic environment in which the customer operates. Trade receivables are due within 30 days from the date of billing.

39

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in United States dollars)

24.	FINANCIAL RISK MANAGEMENT AND FAIR VALUES (CONT’D)

(a)	Credit risk (cont’d)

Trade receivables (cont’d)

The Group measures loss allowances for trade receivables at an amount equal to lifetime ECL, which is calculated using a provision matrix. As the Group’s historical credit loss experience does not indicate significantly different loss patterns for different customer segments, the loss allowance based on past due status is not further distinguished between the Group’s different customer bases. In the opinion of the directors, allowance for ECL was insignificant as at 31 December 2020.

Expected loss rates are based on actual loss experience over the past 3 years. These rates are adjusted to reflect differences between economic conditions during the period over which the historic data has been collected, current conditions and the Group’s view of economic conditions over the expected lives of the receivables.

The Group has all customers and which can be graded as low risk individually. These trade receivables shown above are subject to the expected credit loss model under the financial reporting standard on financial instruments. The trade receivables are considered to have low credit risk individually. At the end of the reporting year a loss allowance is recognised at an amount equal to 12 month expected credit losses because there has not been a significant increase in credit risk since initial recognition. No loss allowance for ECL is necessary.

Receivables that were neither past due nor impaired related to a wide range of customers for whom there was no recent history of default.

Receivables that were past due but not impaired related to a number of independent customers that had a good track record with the Group. Based on past experience, management believed that no impairment allowance was necessary in respect of these balances as there had been no significant change in credit quality and the balances were still considered fully recoverable.

At the end of the reporting period, the Group had certain concentrations of credit risk as 45% (2019: 44%) of the total trade receivables was due from the five largest customers.

(b)	Liquidity risk

The Group’s policy is to regularly monitor its current and expected liquidity requirements to ensure that it maintains sufficient reserve of cash to meet its liquidity requirements in the short and longer term.

40

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in United States dollars)

24.	FINANCIAL RISK MANAGEMENT AND FAIR VALUES (CONT’D)

(b)	Liquidity risk (cont’d)

The following table details the remaining contractual maturities at the end of the reporting period of the Group’s financial liabilities, which are based on contractual undiscounted cash flows (including interest payments computed using contractual rates or, if floating, based on rates current at the end of the reporting period) and earliest date the Group can be required to pay.

		2020
		Contractual undiscounted cash outflow
	Carrying amount	Total	Within 1 year or on demand	More than 1 year but less than 2 years	More than 2 years but less than 5 years
	USD	USD	USD	USD	USD

Trade payables	2,233,649	2,233,649	2,233,649	-	-
Other payables and accrued expenses	353,650	353,650	353,650	-	-
Amount due to a related company	4,187	4,187	4,187	-	-
Amount due to a related party	29,845	29,845	29,845	-	-
Lease liabilities	140,351	140,351	106,707	33,644	-
	2,761,682	2,761,682	2,728,038	33,644	-

	2019
	Contractual undiscounted cash outflow
	Carrying amount	Total	Within 1 year or on demand	More than 1 year but less than 2 years	More than 2 years but less than 5 years
	USD	USD	USD	USD	USD

Trade payables Other payables and accrued	1,252,783	1,252,783	1,252,783	-	-
expenses Amounts due to a related	215,739	215,739	215,739	-	-
party	3,130	3,130	3,130	-	-
Lease liabilities	202,785	202,785	90,309	112,476	-
	1,674,437	1,674,437	1,561,961	112,476	-

(c)	Foreign currency risk

The Group’s monetary assets and transactions are predominately in USD, HKD and RMB. As HKD is pegged to USD and there is insignificant fluctuation in the exchange rate between USD and RMB, the Group does not expect any significant exposure to foreign currency risk.

41

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in United States dollars)

24.	FINANCIAL RISK MANAGEMENT AND FAIR VALUES (CONT’D)

(c)	Foreign currency risk (cont’d)

The following table details the Group’s exposure at the end of the reporting period to foreign currency risk arising from recognised assets or liabilities denominated in a currency other than USD. For presentation purposes, the amounts of the exposure are shown in USD, translated using the spot rate at the year ended date.

	2020			2019
	Denominated in			Denominated in
	European Dollars	Hong Kong Dollars	Renminbi	European Dollars	Hong Kong Dollars	Renminbi
	USD	USD	USD	USD	USD	USD

Trade and other receivables	-	(252)	644,786	-	-	529,975
Cash and cash equivalents	-	9,798	647,017	-	1,352	682,680
Trade and other payables	-	-	(1,948,931)	-	(3,130)	(1,018,997)
Tax payables	-	-	(12,121)	-	-	(12,257)

(d)	Interest rate risk

The Group has minimal exposure to interest rate risk as it has no significant interest-earning assets and interest-bearing liabilities.

(e)	Categories of financial instruments at 31 December 2020

	2020	2019
	USD	USD

Financial assets:
Financial assets at amortised cost	5,792,272	3,444,653

Financial liabilities:
Financial liabilities at amortised cost	2,621,332	1,471,652

(f)	Fair values

All financial instruments are carried at amounts not materially different from their fair values as at 31 December 2020 and 2019.

42

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in United States dollars)

25.	MATERIAL RELATED PARTY TRANSACTIONS

(a)	Transactions with key management personnel

All members of key management personnel are the directors of the Group, and the remuneration for them is disclosed in note 8(a).

(b)	Transactions with other related parties

During the year, the Group entered into the following material related party transactions:

	2020	2019
	USD	USD

A related party
Salaries paid	29,052	28,917
Office rent paid	205,289	227,363
Management fee paid	36,000	36,000

Related companies
Freight income received	4,023,965	2,969,552
Freight charge paid	414,358	5,437
Management fee income received	45,600	45,610
Management fee paid	12,339	12,339

Balances with related parties are disclosed in the statement of financial position and in notes 14 and 16.

26.	ACCOUNTING ESTIMATES AND JUDGEMENTS

Note 24 contains information about the assumptions and their risk factors relating to financial instruments. Other key sources of estimates and judgements are as follows:

(a)	Depreciation

Depreciation is calculated to write off the cost of items of fixed assets, less their estimated residual value, if any, using the straight-line method over their estimated useful lives. The Group reviews the estimated useful lives and residual values of the assets annually in order to determine the amount of depreciation expense to be recorded during any reporting period. The useful lives and residual values are based on the Group’s historical experience with similar assets and taking into account anticipated technological changes. The depreciation expense for future periods is adjusted if there are significant changes from previous estimates.

43

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in United States dollars)

26.	ACCOUNTING ESTIMATES AND JUDGEMENTS (CONT’D)

(b)	Impairment of trade receivables

The management of the Group estimates the amount of impairment loss for ECL on trade receivables based on the credit risk of trade receivables. The amount of the impairment loss based on ECL model is measured as the difference between all contractual cash flows that are due to the Group in accordance with and all the cash flows that the Group expects to receive, discounted at the effective interest rate determined at initial recognition. Where the future cash flows are less than expected, or being revised downward due to changes in facts and circumstances, a material impairment loss may arise.

As at 31 December 2020, the carrying amount of trade receivables is USD4,013,705 with no allowance for doubtful debts (2019: USD1,534,608 with no allowance for doubtful debts).

Appendix i

ULI (NORTH & EAST CHINA) COMPANY LIMITED

DETAILED STATEMENT OF PROFIT OR LOSS - THE COMPANY

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in United States dollars)

(For Management Information Only)

	2020	2019
	USD	USD

Freight income	35,580,967	29,274,179

Freight costs	(32,892,422)	(27,483,422)

Gross profit	2,688,545	1,790,757

Other income

Bank interest income	372	416
Sundry income	59,724	58,375

	60,096	58,791

Other gains and losses - net exchange gains	20,890	73,622

Expenditure (Appendix ii)

Administrative expenses	782,236	677,273
Other operating expenses	214,835	249,875

	997,071	927,148

Profit from operations	1,772,460	996,022

Finance costs - interest expense on lease liabilities	-	(186)

Profit before taxation	1,772,460	995,836

Appendix ii

ULI (NORTH & EAST CHINA) COMPANY LIMITED

ADMINISTRATIVE AND OTHER OPERATING EXPENSES - THE COMPANY

FOR THE YEAR ENDED 31 DECEMBER 2020

(Expressed in United States dollars)

(For Management Information Only)

	2020	2019
	USD	USD

Administrative expenses

Staff

Directors’ remuneration	268,536	195,295
Retirement scheme contributions	14,527	22,781
Staff costs	415,412	365,101

Premises	698,475	583,177

Rent	83,761	94,096

Other operating expenses	782,236	677,273

Communications

Telephone	18,150	10,894

Financial and other expenses

Auditor’s remuneration	10,536	10,028
Bad debt	6,114	-
Bank charges	12,123	13,442
Computer expenses	17,834	-
Depreciation on property and equipment	85	85
Depreciation on right-of-use assets	6,293	3,137
Management fee	48,339	48,339
Office expenses	2,839	6,823
Other expenses	34,789	50,723
Postage and courier	520	1,699

Travelling and entertainment	139,472	134,276

Entertainment	27,339	22,440
Motor vehicles expenses	16,747	21,456
Travelling	13,127	60,809

	57,213	104,705

	214,835	249,875